Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Dean W. Dimke
	Executive Vice President and	Director of Corporate and
	Chief Financial Officer	Investor Communications
	williamlowe@KEMET.com	deandimke@KEMET.com
	864-963-6484	954-766-2800

KEMET REPORTS SECOND QUARTER OF FISCAL YEAR 2011 RESULTS

•                  Net sales up 43.5% to $248.6 million compared to $173.3 million for the same quarter last fiscal year

•                  Gross margin improved to 28.0% compared to 25.0% for the prior quarter ended June 30, 2010

•                  Earnings per Share of $0.43 per basic share and $0.23 per diluted share

•                  Adjusted EBITDA of $53.4 million

Greenville, South Carolina (October 28, 2010) - KEMET Corporation (NYSE Amex: KEM) today reported preliminary results for the second fiscal quarter ended September 30, 2010.  Net sales for the quarter ended September 30, 2010 were $248.6 million, which is a 43.5% increase over the same quarter last fiscal year and a 2.0% increase over the prior fiscal quarter ended June 30, 2010 of $243.8 million.

On a U.S. GAAP basis, net income was $34.9 million, or $0.43 per basic share and $0.23 per diluted share for the second quarter of fiscal year 2011 compared to a net loss of $93.1 million or $(1.15) per basic and diluted share for the same quarter last year and compared to a net loss of $20.1 million or $(0.25) per basic and diluted share for the prior fiscal quarter ended June 30, 2010.  The current fiscal quarter includes $2.3 million of restructuring charges primarily associated with the relocation of equipment, a $1.8 million net gain on sales of assets and a $2.0 million gain on licensing of patents.  Conversely, the second quarter of fiscal year 2010 included a $81.1 million non-cash charge related to the mark-to-market adjustment for the Platinum Closing Warrant and $1.3 million of restructuring charges.

Non-GAAP Adjusted net income was $34.3 million or $0.42 per basic share and $0.22 per diluted share for the current fiscal quarter compared to a Non-GAAP Adjusted net loss of $5.8 million, or $(0.07) per basic and diluted share for the same quarter last year and compared to a Non-GAAP Adjusted net income of $22.3 million, or $0.28 per basic share and $0.15 per diluted share for the prior fiscal quarter ended June 30, 2010.

“Traditionally, our second fiscal quarter reflects a slowdown related to the effects of European holidays.  This year demand remained strong throughout the period while we continued to improve our operating efficiencies, contain our operating expenses, and thus increase operating margins benefiting both our net earnings and our cash generation,” said Per Loof KEMET’s Chief Executive Officer.  “Our financial results today significantly exceed our performance prior to the recession and we remain focused on bringing our shareholders increasing value through continued execution of our strategies and strength in our markets,” continued Loof.

About KEMET

The Company’s common stock is listed on the NYSE Amex under the ticker symbol ‘KEM’ (NYSE Amex: KEM).  At the Investor Relations section of our web site at http://www.KEMET.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

In this news release, the Company makes reference to certain Non-GAAP financial measures, including “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management.  “Adjusted net income (loss)” and “Adjusted net income (loss) per share” represent net income/loss and net income/loss per share excluding increase in value of warrant, gain/loss on early extinguishment of debt, ERP integration costs, restructuring charges related primarily to equipment moves and employee severance, gain/loss on sales and disposals of assets, amortization related to debt issuance costs and debt discount, cancellation of incentive plan, write off of capitalized advisor fee and gain on licensing of patents.  Management believes that these Non-GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company.  Management uses these Non-GAAP financial measures to evaluate operating performance.  Non-GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with GAAP.

The following table provides reconciliation from GAAP net income/loss to Non-GAAP adjusted net income/loss:

	Quarters Ended			Six Months Ended
	Sept. 30, 2010	June 30, 2010	Sept. 30, 2009	Sept. 30, 2010	Sept. 30, 2009
	(Unaudited) (Amounts in thousands, except per share data)
GAAP

Net sales	$248,588	$243,794	$173,265	$492,382	$323,432

Net income (loss)	$34,911	$(20,099)	$(93,075)	$14,812	$(67,985)
Basic net income (loss) per share	$0.43	$(0.25)	$(1.15)	$0.18	$(0.84)
Diluted net income (loss) per share	$0.23	$(0.25)	$(1.15)	$0.10	$(0.84)

Excluding the following items (Non-GAAP)

Net income (loss)	$34,911	$(20,099)	$(93,075)	$14,812	$(67,985)
Adjustments:
Restructuring charges	2,303	1,792	1,267	4,095	1,267
Amortization included in interest expense	830	1,924	3,319	2,754	5,883
(Gain) loss on early extinguishment of debt	—	38,248	—	38,248	(38,921)
(Gain) loss on sales and disposals of assets	(1,770)	335	52	(1,435)	258
ERP integration costs	375	280	—	655	—
Gain on licensing of patents	(2,000)	—	—	(2,000)	—
Cancellation of incentive plan	—	—	1,161	—	1,161
Increase in value of warrant	—	—	81,088	—	81,088
Write off of capitalized advisor fee	—	—	413	—	413
Income tax effect of non-GAAP adjustments (1)	(364)	(155)	(67)	(632)	671
Adjusted net income (loss) (excluding adjustments)	$34,285	$22,325	$(5,842)	$56,497	$(16,165)
Adjusted net income (loss) per share (excluding adjustments)
Basic	$0.42	$0.28	$(0.07)	$0.70	$(0.20)
Diluted	$0.22	$0.15	$(0.07)	$0.37	$(0.20)

(1)  The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

QUIET PERIOD

Beginning January 1, 2011, we will observe a quiet period during which the information provided in this news release and our quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about KEMET Corporation’s (the “Company”) financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcome and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate; (ii) adverse economic conditions could cause further reevaluation and the write down of long-lived assets; (iii) an increase in the cost or a decrease in the availability of our principle raw materials; (iv) changes in the competitive environment; (v) uncertainty of the timing of customer product qualifications in heavily regulated industries; (vi) economic, political, or regulatory changes in the countries in which we operate; (vii) difficulties, delays or unexpected costs in completing the restructuring plan; (viii) inability to attract, train and retain effective employees and management; (ix) the inability to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (x) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xi) volatility of financial and credit markets which would affect our access to capital; (xii) needing to reduce costs of our products to remain competitive; (xiii) potential limitation on use of net operating losses to offset possible future taxable income; and (xiv) exercise of the warrant by K Equity, LLC which could potentially result in the existence of a controlling stockholder.

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Operations

(Amounts in thousands except per share data)

(Unaudited)

	Quarters Ended September 30,		Six Months Ended September 30,
	2010	2009	2010	2009

Net sales	$248,588	$173,265	$492,382	$323,432

Operating costs and expenses:
Cost of sales	178,870	148,751	361,756	278,412
Selling, general and administrative expenses	24,999	20,513	49,214	38,535
Research and development	6,224	5,569	12,255	10,348
Restructuring charges	2,303	1,267	4,095	1,267
Net (gain) loss on sales and disposals of assets	(1,770)	52	(1,435)	258
Total operating costs and expenses	210,626	176,152	425,885	328,820
Operating income (loss)	37,962	(2,887)	66,497	(5,388)

Other (income) expense:
Interest income	(84)	(102)	(105)	(133)
Interest expense	7,334	6,491	14,792	12,310
Increase in value of warrant	—	81,088	—	81,088
(Gain) loss on early extinguishment of debt	—	—	38,248	(38,921)
Other (income) expense, net	(4,792)	999	(3,118)	5,511
Income (loss) before income taxes	35,504	(91,363)	16,680	(65,243)
Income tax expense	593	1,712	1,868	2,742
Net income (loss)	$34,911	$(93,075)	$14,812	$(67,985)

Net income (loss) per share (basic)	$0.43	$(1.15)	$0.18	$(0.84)
Net income (loss) per share (diluted)	$0.23	$(1.15)	$0.10	$(0.84)

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(Amounts in thousands, except per share data)

	September 30, 2010	March 31, 2010
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,454	$79,199
Accounts receivable, net	154,289	141,795
Inventories, net	183,676	150,508
Prepaid expenses and other	10,749	14,380
Deferred income taxes	3,735	2,129
Total current assets	469,903	388,011
Property and equipment, net of accumulated depreciation of $708,494 and $686,958 as of September 30, 2010 and March 31, 2010, respectively	307,684	319,878
Intangible assets, net	20,501	21,806
Other assets	10,513	11,266
Total assets	$808,601	$740,961

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,457	$17,880
Accounts payable, trade	82,032	78,829
Accrued expenses	77,608	63,606
Income taxes payable	1,818	1,096
Total current liabilities	166,915	161,411
Long-term debt, less current portion	268,825	231,629
Other non-current obligations	58,874	55,626
Deferred income taxes	9,282	8,023

Stockholders’ equity:
Common stock, par value $0.01, authorized 300,000 shares, issued 88,525 shares at September 30, 2010 and March 31, 2010	885	885
Additional paid-in capital	478,518	479,115
Retained deficit	(135,967)	(150,789)
Accumulated other comprehensive income	17,120	11,990
Treasury stock, at cost (7,250 and 7,390 shares at September 30, 2010 and March 31, 2010, respectively)	(55,851)	(56,929)
Total stockholders’ equity	304,705	284,272
Total liabilities and stockholders’ equity	$808,601	$740,961

KEMET CORPORATION AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(Amounts in thousands)

(Unaudited)

	Six Months Ended September 30,
	2010	2009
Sources (uses) of cash and cash equivalents
Operating activities:
Net income (loss)	$14,812	$(67,985)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
(Gain) loss on early extinguishment of debt	38,248	(38,921)
Increase in value of warrant	—	81,088
Depreciation and amortization	28,642	25,490
Amortization of debt discount and debt issuance costs	2,754	5,883
Net (gain) loss on sales and disposals of assets	(1,435)	258
Stock-based compensation expense	482	1,628
Change in deferred income taxes	(418)	(13)
Change in operating assets	(39,109)	11,563
Change in operating liabilities	14,376	2,111
Other	(1,907)	(346)
Net cash provided by operating activities	56,445	20,756

Investing activities:
Capital expenditures	(13,821)	(3,730)
Proceeds from sales of assets	5,425	—
Net cash used in investing activities	(8,396)	(3,730)

Financing activities:
Proceeds from issuance of debt	227,434	57,786
Payments of long-term debt	(228,543)	(47,719)
Net payments under other credit facilities	(1,779)	(1,346)
Debt issuance costs	(7,461)	(4,206)
Debt extinguishment costs	(207)	(3,605)
Net cash provided by (used in) financing activities	(10,556)	910
Net increase in cash and cash equivalents	37,493	17,936
Effect of foreign currency fluctuations on cash	762	272
Cash and cash equivalents at beginning of fiscal period	79,199	39,204
Cash and cash equivalents at end of fiscal period	$117,454	$57,412

Adjusted EBITDA-Non-GAAP Financial Measure

Adjusted EBITDA represents net income/loss before income tax expense, interest expense, and depreciation and amortization expense, adjusted to exclude restructuring charges, stock-based compensation expense, gain/loss on sales and disposals of assets, loss on early extinguishment of debt, ERP integration costs, foreign exchange transaction gain/loss and gain on licensing of patents.  We use Adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present Adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present Adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe Adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other items excluded from Adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating Adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of Adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our Adjusted EBITDA measure has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•                  it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•                  it does not reflect changes in, or cash requirements for, our working capital needs;

•                  it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•                  although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our Adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•                  it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•                  it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•                  it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•                  other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, Adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using Adjusted EBITDA only supplementally.

The following table provides reconciliation from U.S. GAAP net loss to Adjusted EBITDA (amounts in thousands):

	Q1 FY11	Q2 FY11
Net income (loss)	$(20,099)	$34,911
Income tax expense	1,275	593
Interest expense, net	7,437	7,250
Depreciation and amortization expense	14,510	14,132
Stock-based compensation expense	149	333
(Gain) loss on sales and disposals of assets	335	(1,770)
Loss on early extinguishment of debt	38,248	—
Foreign exchange transaction (gain) loss	1,272	(2,679)
ERP integration costs	280	375
Restructuring charges	1,792	2,303
Gain on licensing of patents	—	(2,000)
Adjusted EBITDA	$45,199	$53,448